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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 25, 2014, relating to the consolidated financial statements and financial statement schedule of Cache, Inc. and subsidiaries (the "Company"), which appears in the Company's December 28, 2013 Annual Report on Form 10-K, and to the reference of our firm under the heading "Experts" in the prospectus.

/s/ Mayer Hoffman McCann CPAs
(The New York Practice of Mayer Hoffman McCann P.C.)

New York, New York
April 25, 2014

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  EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM